                                                                  EXECUTION COPY
                                                                  --------------

--------------------------------------------------------------------------------

                         PHYSICIANS QUALITY CARE, INC.



                             ----------------------

                             STOCKHOLDERS AGREEMENT

                             ----------------------



                          Dated as of August 30, 1996


--------------------------------------------------------------------------------

                             STOCKHOLDERS AGREEMENT

     This Stockholders Agreement (the "Agreement") is made as of August 30, 1996
                                       ---------
by and among (i) Physicians Quality Care, Inc., a Delaware corporation (the "Company"), (ii) each of Bain Capital Fund V, L.P., a Delaware limited
 -------
partnership, Bain Capital Fund V-B, L.P., a Delaware limited partnership, BCIP Associates, a Delaware partnership, BCIP Trust Associates, L.P., a Delaware limited partnership (collectively, the "Bain Initial Investors," and each a
                                        ----------------------
"Bain Initial Investor") and each of the other Additional Bain Investors from
 ---------------------
time to time party hereto, (iii) each Management Stockholder from time to time party hereto, (iv) each Physician Stockholder from time to time party hereto and
(v) other stockholders from time to time party hereto. The Bain Investors, the Management Stockholders and the Physician Stockholders and such other stockholders are sometimes referred to herein collectively as the "Stockholders".
 ------------


                                    Recitals
                                    --------


     1. Pursuant to a Purchase Agreement dated as of August 30, 1996 by and among the Company and the Initial Bain Investors (the "Purchase Agreement"), the
                                                       ------------------
Initial Bain Investors will acquire up to an aggregate of 12,000,000 shares of Class B Common Stock, $.01 par value per share ("Class B Common") of the Company
                                                 --------------
and Warrants to purchase an aggregate of 13,000,000 shares of Class B Common, subject to adjustment.

     2. It is anticipated that one or more individuals serving or who will serve as officers of the Company will acquire or have acquired shares of Class A Common Stock, $.01 par value per share ("Class A Common") of the Company.
                                         --------------

     3. It is anticipated that one or more individual or professional corporations have or will enter into agreements with the Company pursuant to which an affiliate of the Company will acquire the group practices of certain physicians (the "Physicians") and will enter into various agreements in
                 ----------
connection therewith and pursuant to which the Physicians will acquire capital stock of the Company (the "Physician Stockholders").
                           ----------------------

     4. It is a condition to the Closing under the Purchase Agreement that the Company and certain Stockholders of the Company enter into this Agreement in substitution for certain existing agreements with the Company.

     5. The parties believe that it is in the best interests of the Company and the Stockholders to: (i) provide that certain shares of common stock shall be transferable only upon compliance with the terms hereof; (ii) provide the Bain Investors with certain rights with respect to the purchase of shares of common stock under certain circumstances; and (iii) set forth their agreements on certain other matters.

                                   Agreement
                                   ---------

     Now therefore, in consideration of the foregoing and the mutual agreements set forth below, the parties hereto, each intending to be legally bound, hereby agree as follows:

1.   DEFINITIONS.  For purposes of this Agreement:

     1.1.  Certain Definitions.  The following terms shall have the following
           -------------------
     meanings:

           1.1.1.  "Affiliate" shall mean, with respect to any specified Person,
                    ---------
     any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, the Person specified including effective control by virtue of a contractual relationship such as a management agreement or a stockholder transfer or designation or similar agreement other than a management or similar agreement which does not, alone or together with related agreements, result in control of such Person.

           1.1.2.  "Affiliated Fund" shall mean any limited partnership or other
                    ---------------
     Person formed for the purpose of investing in other companies or businesses and for which (a) Bain Capital Investors V, Inc., a Delaware corporation, or any of its Affiliates, acts as a general partner or otherwise has the right to direct the voting of shares of corporations in which such limited partnership or other Person invests or (b) Bain Capital, Inc. or Bain Capital Partners V, L.P. or any of their respective Affiliates provides management services.

            1.1.3.  "Bain Investor" shall mean (i) any Bain Initial Investor and
                     -------------
     (ii) any Affiliated Fund which, from time to time, acquires Shares or Warrants and becomes party to this Agreement by executing and delivering to the Company an instrument in form satisfactory to the Company pursuant to which such stockholder agrees to be bound by the terms of this Agreement to the same extent as a Bain Initial Investor.

           1.1.4.  "Bain Investor Initial Shares" shall mean all Shares
                    ----------------------------
     originally issued to the Bain Investors at the Effective Time.

           1.1.5.  "Bain Investor Majority Holders" shall mean, as of any date,
                    ------------------------------
     the holders of a majority of the Bain Investor Shares outstanding on such date.

           1.1.6.  "Bain Investor Shares" shall mean all Shares originally
                    --------------------
     issued to (or issued upon conversion of or otherwise with respect to Shares, Warrants or Options issued to) or held by the Bain Investors whenever issued.

           1.1.7.  "Board" shall mean the Board of Directors of the Company.
                    -----

           1.1.8.  "Cause" shall mean, (a) in the context of termination of the
                    -----
     employment of any Management Stockholders, any of the following events or conditions: (i) such person's significant failure to perform (other than by reason of disability) his or her duties and responsibilities to the Company and its Affiliates which failure causes material injury to the Company and is not cured within fourteen (14) days after written notice by the Company to such person, (ii) any act of fraud, embezzlement or other material dishonesty, (iii) conviction of, or plea of nolo contendere to, any felony or any other crime involving fraud, dishonesty or moral turpitude, or (iv) conduct which causes criminal or material civil liabilities to the Company, its Subsidiaries or Affiliates thereof; and (b) shall mean, in the context of a Physician, any of the following events or conditions: (i) fraud or dishonesty with respect to the Company, its Affiliates or their employees, patients or visitors; (ii) suspension or termination from Medicare, Medicaid or any third-party reimbursement program, for cause other than by reason of the fact of employment by the Company or its Affiliates; (iii) ceases to be licensed to practice medicine without restriction under the laws of any state in which the Physician is licensed; (iv) ceases to maintain a current and valid Federal Drug Enforcement Agency license; or (v) conviction of, or plea of nolo contendre to, any felony or any other crime involving fraud, dishonesty or moral turpitude, (vi) conduct causes criminal or material civil liabilities to the Company, its Subsidiaries or Affiliates thereof or (vii) breach of noncompetition agreement with the Company or any of its Subsidiaries or Affiliates thereof.

           1.1.9.  "Class A Director" shall have the meaning set forth in the
                    ----------------
     Company's Restated Certificate of Incorporation.

           1.1.10. "Common Stock" shall mean the Class A Common and the Class B
                    ------------
     Common of the Company.

           1.1.11.  "Common Stock Director" shall have the meaning set forth in
                     ---------------------
     the Company's Restated Certificate of Incorporation.

           1.1.12.  "Cost" shall mean, in the context of the Cost of securities
                     ----
     subject to the provisions of Section 4, (i) in the case of Shares, the amount (in the form of subscription price or exercise price or otherwise) paid to the Company upon issuance of such Shares and (ii) in the case of Warrants or Options, an amount equal to the value of the consideration paid therefor as determined by the Board; in each case adjusted appropriately to take account of any stock splits, stock dividends, conversions or consolidations of stock or substantially similar reorganizations of the Company's capital stock.

           1.1.13.  "Effective Time" shall mean the time of the Initial Closing
                     --------------
     A (as defined in the Purchase Agreement).

           1.1.14.  "Exchange Act" shall mean the Securities Exchange Act of
                     ------------
     1934, as amended.

           1.1.15.  "Executive" shall mean Jerilyn Asher or Jay Greenberg.
                     ---------

           1.1.16.  "Fair Market Value" shall mean, as of any date, the fair
                     -----------------
     value of any Share as of the applicable date, as determined pursuant to
     Section 5.5.

           1.1.17.  "Majority Stockholders" shall mean, as of any date, the
                     ---------------------
     holders of a majority of the Shares outstanding on such date.

           1.1.18.  "Management Majority Holders" shall mean, as of any date,
                     ---------------------------
     the holders of a majority of the Management Shares outstanding on such date.

           1.1.19.  "Management Shares" shall mean all Shares originally issued
                     -----------------
     to (or issued upon conversion of or otherwise with respect to Shares originally issued to) or held by the Management Stockholders, whenever issued, including without limitation all Shares issued pursuant to the exercise of any Warrants or Options, whenever issued; provided, however, that for purposes of this Agreement Management Shares shall not include Shares issued upon exercise of Options (i) outstanding on the Effective Time (ii) which are exercisable as of the Effective Time or on or prior to December 31, 1997 anniversary of the Effective Time, (iii) which Shares shall not exceed 303,057 in the aggregate and (iv) are held by such Management Stockholders listed on Schedule A hereto in the amounts specified therein.

           1.1.20.  "Management Stockholder" shall mean any officer or employee
                     ----------------------
     of the Company or any of its subsidiaries who, from time to time, acquires Shares or Options and becomes party to this Agreement by executing and delivering to the Company an instrument in form satisfactory to the Company and the Bain Investors pursuant to which such stockholder agrees to be bound by the terms of this Agreement applicable to Management Stockholders.

           1.1.21.  "Members of the Immediate Family" shall mean, with respect
                     -------------------------------
     to any individual, each spouse, parent, brother, sister or child of such individual, each spouse of any such Person, each child of any of the aforementioned Persons, each trust created solely for the benefit of one or more of the aforementioned Persons and each custodian or guardian of any property of one or more of the aforementioned Persons in his capacity as such custodian or guardian.

           1.1.22.  "Non-Bain Investor Options" shall mean all Options held by
                     -------------------------
     any Stockholder other than Options held by Bain Investors.

           1.1.23.  "Non-Bain Investor Shares" shall mean all Shares other than
                     ------------------------
     Bain Investor Shares, whenever issued.

           1.1.24.  "Non-Bain Investor Warrants" shall mean all Warrants held by
                     --------------------------
     Stockholders other than Warrants held by Bain Investors.

           1.1.25.  "Options" shall mean any options to subscribe for, purchase
                     -------
     or otherwise acquire Shares, including, without limitation, any and all options issued pursuant to the Company's Equity Incentive Plan or any similar plan.

           1.1.26.  "Permitted Transferee" shall mean as to each Management
                     --------------------
     Share and Physician Share, a transferee of such Management Share or Physician Share in compliance with Section 3.1 or 3.2.

           1.1.27.  "Person" shall mean any individual, partnership,
                     ------
     corporation, company, association, trust, joint venture, unincorporated organization or other entity, or any government, governmental department or agency or political subdivision thereof.

           1.1.28.  "Physician Shares" shall mean Shares, Warrants or Options
                     ----------------
     issued pursuant to the acquisition by an Affiliate of the Company of group practices of certain physicians which are held by Persons who become parties to this Agreement by executing and delivering to the Company an instrument in form satisfactory to the Company and the Bain Investors pursuant to which such stockholder agrees to be bound by the terms of this Agreement applicable to Physician Stockholders.

           1.1.29.  "Prime Rate" shall mean the rate of interest as announced
                     ----------
     from time to time by Fleet Bank, at its principal office in Boston, Massachusetts as its prime lending rate, the Prime Rate to change when and if such prime lending rate changes.

           1.1.30.  "Public Event" shall mean any transaction or other event
                     ------------
     (including, without limitation, a merger with a public company) after or in connection with which shares of common stock of the Company or any successor are registered under the Securities Act or listed on a "national securities exchange" as defined in the Exchange Act or the subject of price quotation through the National Association of Securities Dealers' Automated Quotation System.

           1.1.31.  "Public Offering" shall mean the closing of an offering of
                     ---------------
     Shares registered under the Securities Act of Shares of the Company.

           1.1.32.  "Qualified Public Offering" shall mean the closing of a
                     -------------------------
     Public Offering with (i) the net proceeds of the sale of such Shares by the Company and any stockholder of the Company to equal or exceed $50,000,000 provided that the Bain Investors shall have sold fifty percent (50%) of the Shares then held by the Bain Investors and the net proceeds of the sale thereof to the Bain Investors shall equal or exceed $10,000,000 and (ii) subject to a firm commitment underwriting conducted by a nationally recognized underwriter acceptable to the Bain Investors.

           1.1.33.  "Second Closing" shall have the meaning set forth in the
                     --------------
     Purchase Agreement.

           1.1.34.  "Securities Act" shall mean the Securities Act of 1933, as
                     --------------
     amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, all as from time to time in effect.

           1.1.35.  "Shares" shall mean shares of Common Stock of the Company.
                     ------

           1.1.36.  "Third Closing" shall have the meaning set forth in the
                     -------------
     Purchase Agreement.

           1.1.37.  "Transfer" shall mean to sell, assign, pledge, grant a
                     --------
     participation interest in, encumber, or otherwise dispose of any Shares to any other Person whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to judicial process (including, without limitation, divorce decree) or otherwise.

           1.1.38.  "Underlying Shares" shall mean the (i) Shares issuable upon
                     -----------------
     exercise of any Option or Warrant, (ii) without duplication, any Shares issued upon the conversion of such Shares referred to in clause (i) above and (iii) any Shares issued or issuable with respect to the securities referred to in clauses (i) or (ii) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Agreement, any Person who holds Options or Warrants shall be deemed to be the holder of the Underlying Shares obtainable upon exercise of the Options or Warrants in connection with the transfer thereof or otherwise regardless of any restriction or limitation on the exercise of the Options or Warrants; provided, however, that such Underlying Shares shall not be deemed to be outstanding for purposes of Section 3 hereof. As to any particular Underlying Shares, such shares shall cease to be Underlying Shares when they have been (a) registered under the Securities Act and disposed of in accordance with the registration statement covering them or
     (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act or any similar provision then in force as the requirements of which may be modified by Rule 701 ("Rule 144"), in each case in compliance with any applicable provisions of this Agreement.

           1.1.39.  "Warrants" shall mean any warrants to subscribe for,
                     --------
     purchase or otherwise acquire Shares, including, without limitation, any and all warrants issued pursuant to the Purchase Agreement.

     1.2.  Certain Matters of Construction.  In addition to the definitions
           -------------------------------
referred to as set forth in Section 1.1:

                    (a) The words "hereof," "herein," "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof;

                    (b) Definitions shall be equally applicable to both the singular and plural forms of the terms defined; and

                    (c) The masculine, feminine and neuter genders shall each include the other.

     1.3.  Cross Reference Table.  The following terms defined elsewhere in this
           ---------------------
Agreement in the Sections set forth below shall have the respective meanings therein defined:


     Term                                          Definition
     ----                                          ----------

     "Agreement"                                   Preamble
     "Bain Initial Investor"                       Preamble
     "Call Option"                                 Section 5.1
     "Call Stockholder Group"                      Section 5.1
     "Class A Common"                              Recitals
     "Class B Common"                              Recitals


     "Come Along Notice"                           Section 6.1
     "Company"                                     Preamble
     "Designated Physician Directors"              Section 3.1
     "Initiating Holders"                          Section 9.2
     "Majority Requesting Holders"                 Section 9.2
     "Management Designated Directors"             Section 2.1
     "Material Loan Agreement"                     Section 4.2
     "Non-Complying Stockholder"                   Section 9.2
     "Participating Seller"                        Section 6.1; 7.1
     "Physicians"                                  Recitals
     "Physician Stockholders"                      Recitals
     "Purchase Agreement"                          Recitals
     "Proposed Seller"                             Section 6; 6.1
     "Proposed Buyer"                              Section 6; 7.1
     "Proposed Initial Management Subscription"    Recitals
     "Public Offering"                             Section 9.1
     "Purchase Agreement"                          Recitals
     "Registrable Securities"                      Section 9.2
     "Registrable Bain Investor Securities"        Section 7.2
     "Rule 144"                                    Section 1.1.35
     "Sale"                                        Section 7; 7.1
     "Sale Percentage"                             Section 7; 7.1
     "Stockholders"                                Preamble
     "Tag Along Notice"                            Section 7.1
     "Tag Along Offerees"                          Section 7.1

2. TERMINATION OF PRIOR STOCKHOLDERS AGREEMENT AND REGISTRATION RIGHTS AGREEMENT. By the execution and delivery hereof by certain parties hereto, the Stockholders Voting Agreement dated June 30, 1995 among the Company, Jerilyn Asher, Nancy Kelley and the Investor (as defined therein), the Registration Rights Agreement dated as of June 30, 1995 among the Company and the Purchasers named therein and any agreement pursuant to which any Stockholder hereto is a party which provides for the right to register any securities of the Company under the Securities Act and related rights are terminated and superseded by this Agreement.

3.   VOTING AGREEMENT; OBSERVER RIGHTS; RIGHT TO ACCESS.

     3.1.  Election of Directors.  Each holder of Shares hereby agrees to cast
           ---------------------
all votes to which such holder is entitled in respect of the Shares now or hereinafter owned by such holder, whether at any annual or special meeting of stockholders, by written consent or otherwise to: (i) elect as a Class A Director of the Company any two individuals who are employees of the Company (the "Management Designated Directors") designated to serve on the Board by the
      -------------------------------
Chief Executive Officer of the Company for election at any election of directors; (ii) elect as Common Stock Directors any seven individuals who shall be physicians (the "Designated Physician Directors") designated by the Chief
                    ------------------------------
Executive Officer of the Company and approved by the Bain Investors.

     3.2.  Removal.  No Management Designated Director or Designated Physician
           -------
Director may be removed without the consent of the Majority Stockholders except for cause as determined in good faith by a majority of all directors other than the director to be so removed.

     3.3.  Vacancy.  Any vacancy in the Board of Directors shall be filled by
           -------
the nominee of the Persons who would be entitled to designate a director pursuant to Section 3.1. Each holder of Shares shall, upon receipt of notice identifying such nominee, promptly take all action necessary to cause the appointment of such nominee to the Board of Directors pursuant to the Company's Restated Certificate of Incorporation and By-laws.

     3.4.  Observer Rights.  The Company agrees to permit the holders of Bain
           ---------------
Investor Shares to have two representatives to attend meetings of the Board of Directors of the Company. The Company agrees to permit Robert Sullivan as representative of Offshore Health Industries, Inc. to attend meetings of the Board of Directors of the Company until the first anniversary of the Effective Time. The Company may, upon the approval of the Board of Directors of the Company, permit up to two additional representatives of Physician Stockholders who agree to be bound by this Agreement to attend meetings of the Board of Directors of the Company. The Company agrees to provide such representatives with such notice of and other information with respect to such meetings or action by written consent as are delivered to the directors of the Company.

     3.5.  Access, etc.  From time to time upon request of any partner,
           -----------
designee or officer of any Bain Investor so long as it holds any equity securities of the Company representing at least 30% of the Bain Investor Initial Shares, the Company will furnish to such partner, designee or officer, and their representatives (including without limitation their accountants and legal counsel), such information regarding the business of the Company and its Subsidiaries (including materials furnished to the directors of the Company and its subsidiaries at or in connection with board meetings) as such partner, designee or officer may reasonably request. Each such partner, designee or officer, and their representatives (including without limitation their accountants and legal counsel), shall have the right during normal business hours and upon reasonable notice to make an independent examination of the books and records of the Company and any of its subsidiaries, to make copies, notes and abstracts therefrom, and to discuss their business, affairs and financial condition with the officers, employees and accountants of the Company. Each such partner, designee or officer shall have the right during normal business hours to consult with the directors and executive officers of the Company and its subsidiaries and to advise such directors and officers on corporate issues; provided, however, that no such partner, designee or officer shall thereby have
-----------------
any right to direct the management or policies of the Company or any of its subsidiaries.

     3.6.  Period.  (a) The provisions of Sections 3 shall expire upon the date
           ------
of Qualified Public Offering.

4. CERTAIN TRANSFER RIGHTS AND RESTRICTIONS. No holder of Management Shares or Physician Shares shall Transfer any of such Shares to any other Person, except as permitted by Sections 4.1, 4.2, 7 and 9.1, as permitted or required by
Section 5 or as required by Section 6. Any attempted Transfer of Management Shares or Physician Shares not so permitted or required by such Sections shall be null and void, and the Company shall not in any way give effect to any such impermissible Transfer. All permitted transfers shall be further subject to the requirements of Section 8. Notwithstanding any contrary provision of this Agreement, any Management Stockholder or Physician Stockholder may Transfer any or all Options, Warrants or Shares held by such Stockholder: (i) to the Company or any subsidiary of the Company in one or more transactions approved by the Board, (ii) to any Bain Investor, or (iii) on the terms and subject to the conditions of Section 5, 6, 7 or 9.

     4.1.  Transfers of Management Shares and Physician Shares to Immediate
           ----------------------------------------------------------------
Family.  Any holder of Management Shares or Physician Shares may Transfer any or
------
all of such Shares to a Member of the Immediate Family of such holder; provided,
                                                                       --------
however, that no such Transfer shall be effective until such Member of the
-------
Immediate Family has delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that such Shares to be received by such Member of the Immediate Family are subject to all the provisions of this Agreement applicable thereto prior to such Transfer and that such Member of the Immediate Family is bound hereby and a party hereto to the same extent as a Management Stockholder or Physician Stockholder, as the case may be.

     4.2.  Transfer of Management Shares or Physician Shares Upon Death.  Upon
           ------------------------------------------------------------
the death of any holder of Management Shares or Physician Shares such Shares held by such holder may be distributed by will or other instrument taking effect at death or by applicable laws of descent and distribution to such holder's estate, executors, administrators and personal representatives, and then to such holder's heirs, legatees or distributees, whether or not such recipients are Members of the Immediate Family of such holder; provided, however, that no such
                                                -----------------
Transfer shall be effective until the recipient has delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that such Shares to be received by such recipient are subject to all the provisions of this Agreement applicable thereto prior to such Transfer and that such recipient is bound hereby and a party hereto to the same extent as a Management Stockholder or Physician Stockholder, as the case may be.

     4.3.  Period.  The foregoing provisions of Section 4 shall terminate and
           ------
be of no further force or effect on the date of a Qualified Public Offering.

5.   OPTIONS TO PURCHASE MANAGEMENT SHARES AND PHYSICIAN SHARES.

     5.1.  Call Options.  Upon any termination of the employment by the
           ------------
Company, its Subsidiaries or any Affiliate thereof of a holder of Management Shares (other than Management Shares held by an Executive) or Physician Shares, the Company (or its designee) shall have the right to purchase Shares held by such holder or originally issued to such holder but held by one or more Permitted Transferees of such holder (collectively, the "Call Stockholder
                                                         ----------------
Group") and Warrants and Options held by the Call Stockholder Group and
-----
exercisable at the time of such termination on the following terms (the "Call
                                                                         ----
Option"); it being understood that all Options not exercisable at the time of
------
such termination of employment will be terminated pursuant to the option plan pursuant to which such Option was issued.

           5.1.1.  Termination by the Company Without Cause.  If such
                   ----------------------------------------
     termination is the result of termination of such holder's employment by the Company, its Subsidiaries or any Affiliate thereof without Cause or as a result of the death or disability of such holder, the Company (or its designee), upon written notice delivered within 90 days of termination, may purchase all or any portion of the Shares, Warrants and Options then held by the applicable Call Stockholder Group at a price equal to the Fair Market Value of such securities.

           5.1.2.  Termination by Company for Cause.  If such termination is the
                   --------------------------------
     result of termination of such holder's employment by the Company, its Subsidiaries or any Affiliate thereof for Cause, the Company (or its designee) may, upon written notice delivered within 90 days of termination, purchase all or any portion of the Shares, Warrants and Options then held by the applicable Call Stockholder Group at a price equal to the lower of the Cost (without any rate of return) or the then Fair Market Value of such securities.

           5.1.3.  Termination by Holder through Resignation.  If such
                   -----------------------------------------
     termination is the result of holder's resignation, the Company (or its designee) may, upon written notice delivered within 90 days of termination, purchase all or any portion of the Shares, Warrants and Options then held by the applicable Call Stockholder Group at a price equal to the then Fair Market Value of such securities.

     5.2.   Termination of Executives.  Upon the termination of either of the
            -------------------------
Executives as contemplated in Section 5.1, the rights of the Company and the Executives in respect of Shares, Warrants and Options held by Executives shall each be governed by the applicable agreement among such parties dated as of the Effective Time.

     5.3.  Put Right.  Upon the death of any Management Stockholder or
           ---------
Physician Stockholder, the estate of such holder (or the heirs, legatees or distributees of such holder to whom such Shares have been transferred upon death) shall have the right to sell to the Company, and upon exercise of such right the Company (or its designee) shall have the obligation to purchase, all or any portion of the Management Shares or Physician Shares or Warrants issued to such Management Stockholder or Physician Stockholder held by such estate (or other specified Person) on the following terms (the "Put Option").
                                                     ----------

           5.3.1.  Notice.  Notice of an intention to sell securities pursuant
                   ------
     to this Section 5.2 must be delivered to the Company within six (6) months of the death of the holder of such Shares.

           5.3.2.  Price.  Shares will be purchased pursuant to this Section 5.3
                   -----
     at a price per Share equal to the then Fair Market Value of such securities.

           5.3.3.  Senior Lenders.  The Company shall have no obligation to
                   --------------
     purchase any Shares pursuant to this Section 5.3 if such purchase is prohibited by or would give rise to any default or event of default under any Material Loan Agreement; provided, however, that in such circumstances
                                  -----------------
     the obligation to purchase Shares pursuant to this Section 4.2 shall be extended until such time as such circumstances no longer exist.

     5.4.  Closing; Assignability of Company Purchase Rights; Related Matters.
           ------------------------------------------------------------------
The closing of any purchase pursuant to the exercise of any Call Options or Put Options pursuant to this

Section 5 shall take place as soon as reasonably practicable at the principal office of the Company, or at such other time and location as the parties to such purchase may mutually determine. In the event the price of any securities to be purchased pursuant to this Section 5 is specified to be Fair Market Value, such Fair Market Value shall be determined as of the date of the applicable Termination Event. At the closing of any purchase and sale pursuant to this
Section 5, the holder of securities to be sold shall deliver to the Company a certificate or certificates representing the Shares, Warrants and Options to be purchased by the Company duly endorsed, or with stock powers or other appropriate instruments duly endorsed, for transfer with signature guaranteed, free and clear of any lien or encumbrance, with any necessary stock transfer tax stamps affixed, and the Company shall pay to such holder by Company check or wire transfer of immediately available or next day funds or a note the purchase price of the securities being purchased by the Company. The payment of the purchase price under this Section 5 may be paid in the form of a three year note issued by the Company, bearing interest at the Prime Rate, all such interest and principal to be payable at maturity and subordinated on such terms as may be required by any agreement (a "Material Loan Agreement") to which the Company or
                              -----------------------
any of subsidiaries may be or hereafter become a party relating to indebtedness for borrowed money in a principal amount outstanding (including, without limitation, unused availability under a line of credit) in excess of $5,000,000, which note shall be prepayable without premium or penalty. The delivery of a certificate or certificates for Shares, Warrants or Options by any Person selling securities pursuant to this Section 5 shall be deemed a representation and warranty by such Person that: (i) such Person has full right, title and interest in and to such securities; (ii) such Person has all necessary power and authority and has taken all necessary action to sell such securities as contemplated; and (iii) such securities are free and clear of any and all liens or encumbrances. The Company shall have the right, but no obligation, to assign to any holder of Bain Investor Shares all or any portion of its right to purchase any securities pursuant to this Section 5.

     5.5.   Determination of Fair Market Value.  (a) For purposes of this
            ----------------------------------
Section 5, the term "Fair Market Value" shall mean, as of any date, the fair value of any Share as of the applicable date on the basis of a sale of such Share in an arms length private sale between a willing buyer and a willing seller, neither acting under compulsion (or, in the case of a Warrant or Option, the fair value of the Shares that may then be purchased by the holder of such Warrant or Option upon exercise thereof, determined as described in this Section 5.5, minus the exercise price applicable thereto), as determined by the Board;
(b) at any time when more than 15% of the Shares then outstanding has been offered and sold pursuant to one or more Public Offerings, the Fair Market Value of any Share shall be equal to the average of the sum of the closing prices of the Shares for the 30 trading days immediately prior to the date on which Share becomes subject to repurchase under this Section 5. In determining Fair Market Value, the Board shall (a) consider, in addition to other factors that it determines in good faith to be relevant, the purchase price of the Shares in recent (i) arms-length sales of Shares by the Company, (ii) transfers of Shares by a Stockholder in an arms-length transaction and (b) not give effect to any discount which may otherwise be attributable to the fact that such Shares which are the subject of such valuation constitute less than a majority of the Shares outstanding.

     5.6.  Period.  The foregoing provisions of this Section 5 shall expire on
           ------
the date of a Qualified Public Offering.

     5.7.  Construction.  The foregoing provisions of this Section 5 are not
           ------------
intended, and shall not be construed, to eliminate, waive or otherwise affect the restrictions on transfer, vesting requirements or termination provisions which may apply to any Share or Option by its terms or under provisions of the Company's 1995 Restricted Stock Plan, Equity Incentive Plan or other equity or option plan pursuant to which such Share or Option was granted or other governing documentation.

6. "TAKE ALONG" RIGHTS. Each holder of Shares, Warrants or Options hereby agrees, if requested by the Bain Investor Majority Holders (which request shall be made to all holders of shares), to Transfer for value (for purposes of this
Section 6, a "Sale") a specified percentage (for purposes of this Section 6, the
              ----
"Sale Percentage") of the securities then owned by such holder to a third party
 ---------------
which is not a Bain Investor or an Affiliate of any Bain Investor Majority Holder (for purposes of this Section 6, the "Proposed Buyer") in the manner and
                                             --------------
on the terms set forth in this Section 6 in connection with the Sale by such Bain Investor (collectively, the "Proposed Bain Investor Seller") of the Sale
                                  -----------------------------
Percentage of the total number of Bain Investor Shares held by all holders of Bain Investor Shares on a fully diluted basis to the Proposed Buyer.

     6.1.  Procedure.  If the Bain Investor Majority Holders elect to exercise
           ---------
their rights under this Section 6, a notice (the "Come Along Notice") shall be
                                                  -----------------
furnished by the Proposed Bain Investor Seller to each holder of Shares, Warrants and Options. The Come Along Notice shall set forth the principal terms of the proposed Sale insofar as it relates to the Shares, including the Sale Percentage and the purchase price. No fee or additional consideration shall be paid to a Bain Investor in connection with such Sale which is not contemplated or permitted by the Management Agreement (as defined in Section 13) and relates to services rendered by such Bain Investor or its Affiliates in connection therewith. If the Bain Investor Majority Holders consummate the Sale referred to in the Come Along Notice, each other holder of Shares, Warrants or Options (each a "Participating Seller") shall be bound and obligated to Sell the Sale
         --------------------
Percentage of the Shares, Warrants and Options in the Sale on the same terms and conditions with respect to each Share sold, as the Bain Investor shall Sell each Bain Investor Share in the Sale, and, in the case of Warrants or Options, have the opportunity to either (i) exercise such Warrants or Options (if then exercisable) and participate in such sale as holders of Shares issuable upon such exercise or (ii) upon the consummation of the Sale, receive in exchange for such Warrants or Options (to the extent exercisable at the time of such Sale) consideration equal to the amount determined by multiplying (1) the same amount of consideration per Share received by the holders of the Shares of the same class of common stock for which the Warrants or Option is exercisable in connection with the Sale less the exercise price per share of such Warrants or Option by (2) the number of Shares of such class represented by such rights. If at the end of the one hundred eightieth (180th) day following the date of the effectiveness of the Come Along Notice the Proposed Bain Investor Seller has not completed the Sale, each Participating Seller shall be released from his obligation under the Come Along Notice, the Come Along Notice shall be null and void, and it shall be necessary for a separate Come Along Notice to have been furnished and the terms and provisions of this Section 6 separately complied with, in order to consummate such Sale pursuant to this Section 6, unless the failure to complete such Sale resulted from any failure by any Participating Seller to comply in any material respect with the terms of this Section 6.

       6.2. Certain Legal Requirements.  In the event the consideration to be
            --------------------------
paid in exchange for Shares in the proposed Sale pursuant to Section 6.1 includes any securities and the receipt thereof by any Stockholder as a Participating Seller would require under applicable law (i) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities or (ii) the provision to any participant in the Sale of any information other than such information as would be required under Regulation D of the Securities and Exchange Commission or similar rule then in effect in an offering made pursuant to said Regulation D solely to "accredited investors" as defined in said Regulation D, the Proposed Bain Investor Seller may, but shall not be obligated to, cause to be paid to such Participating Seller in lieu of such Securities, against surrender of the Shares, Warrants and Options (in accordance with Section 6.4 hereof) which would have otherwise been Sold by such Participating Seller to the Proposed Buyer in the Sale, an amount in cash equal to the fair market value of the securities which such Participating Seller would otherwise receive, as determined in good faith by the Board. Any attempt by the Proposed Bain Investor Seller to permit a Participating Seller to receive such securities may be conditioned on such Participating Seller executing such documents and instruments, and taking such other actions (including without limitation, if required by the Proposed Bain Investor Seller, agreeing to be represented during the course of such transaction by a "purchaser representative" (as defined in Regulation D) in connection with evaluating the merits and risks of the prospective investment and acknowledging that he was so represented), as the Proposed Bain Investor Seller shall reasonably request in order to permit such legal requirements to have been complied with.

       6.3. Further Assurances. Each Participating Seller and each Stockholder
            ------------------
to whom the Shares held by such Participating Seller (or Warrants or Options to purchase such Shares) were originally issued, shall, whether in his capacity as a Participating Seller, stockholder, officer or director of the Company, or otherwise, take or cause to be taken all such actions as may be reasonably requested in order expeditiously to consummate each Sale pursuant to Section
6.1. Each such Participating Seller or Stockholder agrees (i) to vote all Shares with respect to which he holds power to vote in favor of any proposal to stockholders in connection with the Sale which is approved by the holders of a majority of the outstanding Shares entitled to vote with respect to such matter and (ii) to execute and deliver such agreements as may be necessary for the Participating Seller to be subject to the same terms and conditions with respect to the Sale as apply to the Proposed Bain Investor Seller, including without limitation, an agreement by such Participating Seller to be subject to such purchase price escrow or adjustment provisions as may apply to Stockholders generally and to be liable in respect of any individual representations, warranties, agreements and indemnities to be given by selling Stockholders in the Sale.

       6.4. Closing. The closing of a Sale pursuant to Section 6.1 shall take
            -------
place at such time and place as the Bain Investor Majority Holders shall specify by notice to each Participating Seller. At the closing of any Sale under this
Section 6, each Participating Seller shall deliver the certificates evidencing the Shares, Warrants or Options to be sold by such Participating Seller, duly endorsed, or with stock powers or other appropriate instruments duly endorsed, for transfer with signature guaranteed, free and clear of any liens or encumbrances, with any stock transfer tax stamps affixed, against delivery of the applicable consideration.

       6.5. Period. The foregoing provisions of this Section 6 shall expire on
            ------
the date of a Qualified Public Offering.

7.     CO-SALE RIGHTS.

       7.1. Tag Along. No holder or holders of Shares (for purposes of this
            ---------
Section 7, collectively, the "Proposed Seller") shall Transfer (for purposes of
                              ---------------
this Section 7, a "Sale") any Shares to any other Person (the "Proposed Buyer")
                   ----                                        --------------
except in the manner and on the terms set forth in this Section 7 and attempted Transfers in violation of this Section 7 shall be null and void.

            7.1.1.     Offer. A written notice (the "Tag Along Notice") shall be
                       -----                         ----------------
       furnished by the Proposed Seller to each holder of Shares or Warrants or Options (collectively, the "Tag Along Offerees") at least 30 days prior
                                   ------------------
       to a Transfer. The Tag Along Notice shall include:

                       (a) The principal terms of the proposed Sale insofar as
            it relates to the Shares, including the percentage of the total number of Shares held by all Proposed Seller holders of Shares which are proposed to be sold (for purposes of this Section 7, the "Sale
                                                                          ----
            Percentage") and the purchase price; and
            ----------

                       (b) An offer by the Proposed Seller to include, at the
            option of each Tag Along Offeree, in the Sale to the Proposed Buyer such number of Shares and Underlying Shares (not in any event to exceed the Sale Percentage of the total number of Shares and Underlying Shares held by such Tag Along Offeree) owned by each Tag Along Offeree determined in accordance with Section 7.1.2 hereof, on the same terms and conditions, with respect to each Share Sold, as the Proposed Seller shall Sell each of his, her or its Shares. No fee or additional consideration shall be paid to a Bain Investor in connection with such Sale which is not contemplated or permitted by the Management Agreement and relates to services rendered by such Bain Investor or its Affiliates in connection therewith.

            7.1.2.     Exercise. Each Tag Along Offeree desiring to accept the
                       --------
       offer contained in the Tag Along Notice shall send a written commitment to the Proposed Seller specifying the number of Shares and Underlying Shares (not in any event to exceed the Sale Percentage of the total number of Shares and Underlying Shares held by such Tag Along Offeree) which such Tag Along Offeree desires to have included in the Sale within 30 days after the effectiveness of the Tag Along Notice (each a "Participating Seller"). Each Tag Along Offeree who has not so accepted
        --------------------
       such offer shall be deemed to have waived all of his or her rights with respect to the Sale, and the Proposed Seller and the Participating Sellers shall thereafter be free to Sell to the Proposed Buyer, at a price no greater than 105% of the price set forth in the Tag Along Notice and otherwise on terms not more favorable in any material respect to them than those set forth in the Tag Along Notice, without any further obligation to such non-accepting Tag Along Offerees. If, prior to consummation, the terms of such proposed Sale shall change with the result that the price shall be greater than 105% of the price set forth in the Tag Along Notice or the other terms shall be more favorable in any material respect than as set forth in the Tag Along Notice, it shall be necessary for a separate Tag Along Notice to have been furnished, and the terms and provisions of this Section 7 separately complied with, in order to consummate such proposed Sale pursuant to this Section 7.

            The acceptance of each Participating Seller shall be irrevocable except as hereinafter provided, and each such Participating Seller shall be bound and obligated to Sell in the Sale, on the same terms and conditions specified in the Tag Along Notice with respect to each of the Shares to be sold (including Underlying Shares), and on the same terms and conditions as apply to each of the Shares sold by the Proposed Seller, such number of Shares (including any Underlying Shares) as such Participating Seller shall have specified in such Participating Seller's written commitment. In the event the Proposed Seller shall be unable (otherwise than by reason of the circumstances described in Section 7.2) to obtain the inclusion in the Sale of all Shares (including Underlying Shares) which the Proposed Seller and each Participating Seller desires to have included in the Sale (as evidenced in the case of the Proposed Seller by the Tag Along Notice and in the case of each Participating Seller by such Participating Seller's written commitment), the number of Shares (including Underlying Shares) to be sold in the Sale by the Proposed Seller and each Participating Seller shall be reduced on a pro rata basis according to the proportion which the number of Shares (including Underlying Shares) which each such Seller desires to have included in the Sale bears to the total number of Shares desired (including Underlying Shares) by all such Sellers to have included in the Sale.

            If at the end of the ninetieth (90th) day following the date of the effectiveness of the Tag Along Notice the Proposed Seller has not completed the Sale as provided in the foregoing provisions of this
       Section 7.1, each Participating Seller shall be released from his obligations under his written commitment, the Tag Along Notice shall be null and void, and it shall be necessary for a separate Tag Along Notice to have been furnished, and the terms and provisions of this Section 7 separately complied with, in order to consummate such Sale pursuant to this Section 7, unless the failure to complete such Sale resulted from any failure by any Tag Along Offeree to comply in any material respect with the terms of this Section 7.

       7.2. Excluded Transactions. Notwithstanding the preceding provisions of
            ---------------------
this Section 7 and subject to the provisions of Section 7 and Section 8 below, the preceding provisions of this Section 7 shall not restrict any Transfer pursuant to the provisions of Section 6 or 7 of this Agreement, and no holder of Shares shall have pursuant to the provisions of this Section 7 any right of participation or otherwise with respect to any Transfer of Shares:

                     (a) to a Bain Investor;

                     (b) to an Affiliated Fund which exists as of the date of
            this Agreement or with respect to which the investment in such Bain Investor Shares does not represent more than 10% of assets under management provided;

                     (c) by a Bain Investor or an Affiliated Fund: (i) to any
            director, officer or employee of the Company or its principal subsidiary; or (ii) to any trust established for the benefit of its partners or pro rata to its partners;

                     (d) in a Public Offering or other Public Event or to the
            public under Rule 144;

                     (e) to a Transfer permitted by Section 4; or

                     (f) to a Transfer by a holder of Shares in an amount less
            than 1% of the aggregate capital stock outstanding at such time;

provided (except with respect to Section 7.2(d)) that such transferee shall have
--------
executed and delivered to the Company an agreement to be bound by this Agreement to the same extent as the transferor and provided that no such transfer shall result in the Company being required to register the transfer of such Shares or other securities under the Securities Act or Exchange Act or any similar state law.

       7.3. Termination. The foregoing provisions of this Section 7 shall
            -----------
terminate immediately following the closing of a Qualified Public Offering.

8. CERTAIN ISSUANCES AND TRANSFERS, ETC. Each holder of Shares agrees that it will not transfer any Shares to any Person unless the transferee has delivered to the Company a written acknowledgment and agreement that the Shares to be received by such transferee are subject to all of the provisions of this Agreement (as Bain Investor Shares in the case of a transfer from a holder of Bain Investor Shares, as Management Shares in the case of a transfer from a holder of Management Shares, and as Physician Shares in the case of a transfer from a holder of Physician Shares) and that such transferee is bound by and a party to this Agreement to the same extent as if it were an original signatory hereto as a Stockholder hereunder; provided, however, notwithstanding any other
                                   -----------------
provision of this Agreement, (i) Shares transferred pursuant to and in accordance with Section 6 or 7 to any Proposed Buyer (as defined in such Sections) hereof or in a Public Offering or to the public under Rule 144 shall be conclusively deemed thereafter not to be Shares under this Agreement and not to be subject to any of the provisions hereof or entitled to the benefit of any of the provisions hereof, and (ii) any Shares acquired by a holder of Bain Investor Shares shall upon such acquisition be deemed for all purposes hereof to be Bain Investor Shares, of like kind with the other Shares held by such holder. Without limiting the generality of the foregoing, in the event that a Bain Investor transfers Shares, in accordance with the provisions of this Section 8, to any Affiliated Fund, such Affiliated Fund shall be deemed for all purposes hereunder to be a Bain Investor with all of the rights and obligations of an Initial Bain Investor hereunder.

9. REGISTRATION RIGHTS. The Company will perform and comply, and cause each of its subsidiaries to perform and comply, with such of following provisions as are applicable to it. Each holder of Shares will perform and comply with such of the following provisions as are applicable to such holder.

       9.1. Piggyback Registration Rights.
            -----------------------------

            9.1.1.     Election. Whenever the Company proposes to register any
                       --------
       shares of its Common Stock for its own or others' account under the Securities Act for a public offering (each a "Public Offering"), the
                                                     ---------------
       Company shall furnish each holder of Shares prompt written notice of its intent to do so. Upon the request of any such holder given by notice to the Company within twenty (20) days after the effectiveness of such notice from the Company, the Company will use its best efforts to cause to be included in such registration all of the Shares which such holder requests. Notwithstanding the foregoing provisions of this Section 9.1.1, if the Company is advised in writing in good faith by any managing underwriter of the securities being offered pursuant to any Public Offering under this Section 9.1 (including, without limitation, Sections 9.2.1 and 9.2.2) that the number of shares to be sold by Persons other than the Company in such Public Offering is greater than the number of such shares which can be included in such Public Offering without adversely affecting such Public Offering, the Company may reduce pro rata (based upon the number of Shares requested to be included by such Persons other than the Company) the number of Shares offered for the accounts of such Persons other than the Company to a number of Shares deemed satisfactory by such managing underwriter; provided, however, that (i) the number of Shares offered for the
             -----------------
account of the Bain Investors pursuant to Section 9.1.1 shall not be reduced to an amount less than the percentage of the number of Shares offered equal to the percentage of Shares outstanding owned by the Bain Investors and (ii) the number of Shares offered for the account of the Bain Investors pursuant to Section
9.2.1 shall not be reduced unless and until all other Shares held by such Persons other than the Bain Investors have been reduced.

       9.1.2.     Further Assurances. Holders of Shares participating in any
                  ------------------
Public Offering shall take all such actions and execute all such documents and instruments that are reasonably requested by the Company to effect the sale of their Shares in such Public Offering, including without limitation being parties to the underwriting agreement entered into by the Company and any other selling stockholders in connection therewith (and being liable in respect of the representations and warranties made by such holder in respect of its legal capacity or due organization, authority to sell Shares being registered by such holder and ownership (free and clear of liens) of such Shares), and any indemnification agreements or "lock-up" agreements for the benefit of the underwriters in such underwriting agreement; provided, however, that the
                                             -----------------
aggregate amount of such liability shall not exceed the net proceeds to such holder from the disposition of such Shares.

       9.1.3.     Expenses. The Company shall pay all expenses of the holders of
                  --------
Shares participating in any Public Offering pursuant to this Section 9.1, other than underwriting discounts and commissions, if any, applicable transfer taxes, if any, and fees and charges of any attorneys or other advisors (other than attorneys and advisors retained by the Company to advise it in connection with such Public Offering) retained by any such holders.

       9.1.4.     Excluded Transactions. Notwithstanding the preceding
                  ---------------------
provisions of this Section 9.1, no holder of Shares shall have any right of participation or otherwise with respect to the following Public Offerings:

                  (a) Any Public Offering relating to employee benefit plans on Form S-8 or any similar form then in effect.

                  (b) Any Public Offering relating to the acquisition after the date hereof by the Company or any of its subsidiaries of any acquired businesses.

       9.2. Demand Registration Rights.
            --------------------------

            9.2.1.     Registration on Request of Holders of Bain Investor
                       ---------------------------------------------------
       Shares. One or more holders of Bain Investor Shares that wish to register
       ------
       securities representing at least twenty-five percent (25%) of the sum of the total number of Bain Investor Shares then outstanding requested to be registered pursuant to this Section 9.2.1 ("Initiating Holders") may, by
                                                   ------------------
       notice to the Company specifying the intended method or methods of disposition, request that the Company effect the registration under the Securities Act of all or a specified part of the Registrable Securities held by such Initiating Holders. For purposes of this Agreement, the term "Registrable Securities" shall mean, at any time, Shares that have not
        ----------------------
       previously been sold in a Public Offering or in a "brokers transaction" within the meaning of Rule 144 and "Registrable Bain Investor Securities"
                                           ------------------------------------
       shall mean Registrable Securities constituting Bain Investor Shares. The Company will then use its best efforts to effect the registration under the Securities Act of the Registrable Securities which the Company has been requested to register by such Initiating Holders.

            9.2.2.     Form. Each registration requested pursuant to this
                       ----
       Section 9.2 shall be effected by the filing of a registration statement on Form S-1 (or any other form which includes substantially the same information as would be required to be included in a registration statement on such form as currently constituted), unless the use of a different form has been agreed to in writing by holders of at least a majority of the Registrable Securities initially requesting such registration (the "Majority Requesting Holders").
                          ---------------------------

            9.2.3.     Registrations Pursuant to Section 9.2. In the case of a
                       -------------------------------------
       registration pursuant to Section 9.2 hereof, whenever the Majority Requesting Holders shall request that such registration shall be effected pursuant to an underwritten offering, such registration shall be so effected, and all Registrable Bain Investor Securities to be included in such registration shall be included in such underwritten offering. If requested by such underwriters, the Company will enter into an underwriting agreement with such underwriters for such offering containing such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, customary indemnity and contribution provisions.

            9.2.4.     Number. The Company is obligated to effect only three
                       ------
       such registrations pursuant to this Section 9.2.

       9.3. Obligations of the Company. Whenever required under this Section 9
            --------------------------
to use its best efforts to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible: Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective until the Holders have informed the Company in writing that the distribution of their securities has been completed provided that the Company shall not be required to keep any registration statement which is not a shelf registration or similar registration (including any successor thereto such as a Company registration) effective for a period of more than 30 days; and shall:

            (a) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement, and use its best efforts to cause each such amendment to become effective, as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement.

            (b) Furnish to the Holders such reasonable number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the public offering of Registrable Securities owned by them.

            (c) Use its best efforts to register or qualify the securities covered by such registration statement under such securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders provided that the Company shall not be required to register in any jurisdictions which require it, in connection therewith or as a condition thereto, to qualify to do business or to file a general consent to service of process or to subject itself to taxation in any such states or jurisdiction.

            (d) In the event of any underwritten public offering, enter into and perform its obligations under an Underwriting Agreement, in which the Company addresses its representations and warranties to the underwriters and the Holders participating in such offering, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such Underwriting Agreement, including furnishing any opinion of counsel or entering into a lock-up and indemnification agreement reasonably requested by the managing underwriter.

            (e) Notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and promptly file such amendments and supplements which may be required pursuant to subparagraph (b) of this Section 9.3 on account of such event and use its best efforts to cause each such amendment and supplement to become effective.

            (f) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 9, on the date that such Registrable

       Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 9, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters on the date that the registration statement with respect to such securities becomes effective, (i) an opinion or opinions, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given by company counsel to the underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountant of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

            (g) Apply for listing and use its best efforts to list the Registrable Securities being registered on any national securities exchange on which a class of the Company's equity securities is listed or, if the Company does not have a class of equity securities listed on a national securities exchange, apply for qualification and use its best efforts to qualify the Registrable Securities being registered for inclusion on the NASDAQ National Market System.

            (h) Without in any way limiting the types of registrations to which this Section 9 shall apply, in the event that the Company shall effect a "shelf registration" under Rule 415 promulgated under the 1933 Act, the Company shall take all necessary action, including, without limitation, the filing of post-effective amendments, to permit the Holders, who have exercised their rights under Section 9. 1, to maintain the inclusion of their Registrable Securities in such registration in accordance with the terms of this Section 9.

9.4.   Indemnification and Contribution.
        --------------------------------

       9.4.1.     Indemnities of the Company. In the event of any registration
                  --------------------------
of any Registrable Securities under the Securities Act pursuant to this Section 9, and in connection with any registration statement or any other disclosure document produced by or on behalf of the Company pursuant to which securities of the Company are sold (whether or not for the account of the Company), the Company will, and hereby does, indemnify and hold harmless each seller of Registrable Securities, any other holder of securities who is or might be deemed to be a controlling Person of the Company within the meaning of Section 15 of the Securities Act, their respective direct and indirect partners, advisory board members, directors, officers and stockholders, and each other Person, if any, who controls any such seller or any such holder within the meaning of
Section 15 of the Securities Act (each such person being referred to herein as a "Covered Person"), against any losses, claims, damages or liabilities, joint or
 --------------
several, and reasonable expenses (including, without limitation, reasonable legal and other fees and expenses incurred by any Covered Person in defending or investigating any action or claim in respect thereof) to which such Covered Person may be or become subject under the Securities Act, any other securities or other law of any jurisdiction, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in any registration statement under the Securities Act, any preliminary prospectus or final prospectus included therein, or any related summary prospectus, or any amendment or supplement thereto, or any document incorporated by reference therein, or any other such disclosure document, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such Covered Person for any legal or any other expenses incurred by it in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however,
                                                           -----------------
that the Company shall not be liable to any Covered Person in any such case to the extent that any such loss, claim, damage, liability, action or proceeding arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, incorporated document or other such disclosure document in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Covered Person specifically stating that it is for use in the preparation thereof. The indemnities of the Company and of its subsidiaries contained in this Section 9.4.1 shall remain in full force and effect regardless of any investigation made by or on behalf of such Covered Person and shall survive any transfer of securities.

       9.4.2.     Indemnities to the Company. The Company may require, as a
                  --------------------------
condition to including any securities in any registration statement filed pursuant to this Section 9, that the Company shall have received an undertaking satisfactory to it from each prospective seller of such securities, to indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall sign such registration statement and each other Person (other than such seller), if any, who controls the Company within the meaning of
Section 15 of the Securities Act, with respect to any statement in or omission from such registration statement, any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto, or any document incorporated therein, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument executed by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, or incorporated document. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive any transfer of securities.

       9.4.3.     Third Party Claims. Each party entitled to indemnification
                  ------------------
under this Agreement (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for
                                                      --------
the Indemnifying Party, who shall conduct
the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided,
                                                                --------
further, that  the failure of any Indemnified Party to give notice as provided
-------
herein shall not relieve the Indemnifying Party of its obligations under this
Section 9. The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense
         -----------------
if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. In Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

       9.4.4.     Contribution. If the indemnity provided for in Sections 9.4.1
                  ------------
or 9.4.2 is available, each Indemnified Party will be indemnified thereunder to the full extent provided in such section without regard to the relative fault of the Indemnifying Party or the Indemnified Party or the other equitable considerations referenced in this Section 9.4.4. If the indemnification provided for in Sections 9.4.1 or 9.4.2 hereof is unavailable to a party that would have been an Indemnified Party under any such Section in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each party that would have been an Indemnifying Party thereunder shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of such Indemnifying Party on the one hand and such Indemnified Party on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnifying Party or such Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just or equitable if contribution pursuant to this Section 9.4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentence. The amount paid or payable by a contributing party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 9.4.4 shall include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

           9.4.5.  Limitation on Liability of Holders of Registrable Securities.
                   ------------------------------------------------------------
       The liability of each holder of Registrable Securities in respect of any indemnification or contribution obligation of such holder arising under this Section 9.4 shall not in any event exceed an amount equal to the net proceeds to such holder (after deduction of all underwriters' discounts and commissions and all other expenses paid by such holder in connection with the registration in question) from the disposition of the Registrable Securities disposed of by such holder pursuant to such registration.

       9.5. Selection of Underwriter. Any and all underwriters to be engaged in
            ------------------------
connection with any public offering of Shares pursuant to a registration effected pursuant to Section 9.2 shall be selected by the Bain Investors and shall be reasonably acceptable to the Company.

       9.6. Lock-up. Each holder of Shares (including Underlying Shares) agrees
            -------
that upon the request of the underwriters managing any underwritten Public Offering, it shall not Transfer any Shares (including Underlying Shares) for a period beginning not more than seven days immediately preceding and ending not more than 180 days following any Public Offering without the prior written consent of the underwriters, if any, managing the offering.

       9.7. Limitations on Other Registration Rights. From and after the date of
            ----------------------------------------
this Agreement, the Company shall not, without the prior written consent of the holders of a majority of the Bain Investor Shares then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company relating to registration rights unless such agreement includes to the extent the agreement would allow such holder or prospective holder to include such securities in any registration filed under Section 9.1 or 9.2 hereof, a provision that such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of its securities will not reduce the amount of the Registrable Securities, and the amount of the Registrable Bain Investor Securities of the Holders and the Bain Investors which would otherwise be included and does otherwise not diminish the rights provided in this Section 9 above.

            In the event of any conflict between this Section 9 and any agreement to which the Company or its subsidiaries is a party or by which any of them are bound, the provisions of this Section 9 shall govern.

       9.8. Availability of Information. If the Company shall have filed a
            ---------------------------
registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the Company shall comply with the reporting requirements of Sections 13 and 15(d) of the Exchange Act and shall comply with all other public information reporting requirements of the Commission (including Rule 144 promulgated by the Commission under the Securities Act) from time to time in effect and relating to the availability of an exemption from the Securities Act for the sale of any Shares. The Company shall also cooperate with each holder of any Shares in supplying such information as may be necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Shares.

10.    REMEDIES.

       10.1.  Generally. The Company, the holders of Bain Investor Shares, the
              ---------
holders of the Management Shares, the holders of Physician Shares and all other Stockholders shall have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder by the Company or any holder of Shares, Warrants or Options. The parties acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies which may be available, each of the parties hereto shall be entitled to specific performance of the obligations of the other parties hereto and, in addition, to such other equitable remedies (including, without limitation, preliminary or temporary relief) as may be appropriate in the circumstances.

       10.2.  Deposit. Without limiting the generality of Section 10.1, if any
              -------
Stockholder (a "Non-Complying Stockholder") fails to deliver any certificate or
                -------------------------
certificates evidencing Shares, Warrants or Options that may be required to be sold pursuant to any provision of this Agreement in accordance with the terms hereof, the Company or other Person entitled to purchase such securities may, at its option, in addition to all other remedies it may have, deposit the purchase price for such Shares with any national bank or trust company having combined capital, surplus and undivided profits in excess of one hundred million dollars ($100,000,000) and which has agreed to act as escrow agent in the manner contemplated by this Section 10.2 and shall furnish or make available to all interested Persons satisfactory evidence of such deposit and thereupon the Company shall cancel on its books the certificate or certificates representing such securities and, in the case of any such purchase of securities by a Person other than the Company issue, in lieu thereof and in the name of such Person, a new certificate or certificates representing such securities, and thereupon all of the Non-Complying Stockholder's rights in and to such securities shall terminate. Thereafter, upon delivery to the Company by such Non-Complying Stockholder of the certificate or certificates evidencing such securities (duly endorsed, or with stock powers or other appropriate instruments of transfer duly endorsed, for transfer, with signature guaranteed, free and clear of any liens or encumbrances, and with any stock transfer tax stamps affixed), the Company shall instruct the escrow agent referred to above to deliver the purchase price (without any interest from the date of the closing to the date of such delivery, any such interest to accrue to the Person who deposited the purchase price for such securities) to such Non-Complying Stockholder.

11. LEGENDS. Each certificate representing Shares shall have the following legend endorsed conspicuously thereupon:

            "The securities represented by this certificate were issued in a private placement, without registration under the Securities Act of 1933, as amended (the "Act"), and may not be sold, assigned, pledged or otherwise transferred in the absence of an effective registration under the Act covering the transfer or an opinion of counsel, satisfactory to the issuer, that registration under the Act is not required.

             The shares of stock represented by this certificate are subject to restrictions on transfer and requirements of sale set forth in the Stockholders Agreement dated as of _________ 1996, as amended and in effect from time to time. The Company will furnish a copy of such agreement to the holder of this certificate without charge upon written request."

       Each certificate representing Management Shares shall have the following legend endorsed conspicuously thereupon:

          "The shares of stock represented by this certificate were originally issued to, or issued with respect to shares originally issued to, the following Management Stockholders: _________________________."

       Each certificate representing Physician Shares shall have the following legend endorsed conspicuously thereupon:

          "The shares of stock represented by this certificate were originally issued to, or issued with respect to shares originally issued to the following Physician Stockholder: _______."

       Any person who acquires Shares which are not subject to all or part of the terms of this Agreement shall have the right to have such legends (or the applicable portion thereof) removed from certificates representing such Shares. The Company shall have the right to waive any requirement of delivery of a legal opinion with respect to exemption from registration requirements under the Act.

12.    AMENDMENT, TERMINATION, ETC.

       12.1.  No Oral Modifications. This Agreement may not be orally amended,
              ---------------------
modified, extended or terminated, nor shall any oral waiver of any of its terms be effective.

       12.2.  Written Modifications. This Agreement may be amended, modified,
              ---------------------
extended or terminated, and the provisions hereof may be waived, by an agreement in writing signed by holders of a majority of all Shares then outstanding and subject to this Agreement; and each such amendment, modification, extension, termination and waiver shall be binding upon each party hereto and each holder of Shares subject hereto; provided, however, that no such amendment,
                          -----------------
modification, extension, termination or waiver which amends, modifies, extends, terminates or waives any of the provisions of Sections 5, 6, 7, 9 or 12 hereof will be effective with respect to the Non-Bain Investor Stockholders unless and until the consent of the Non-Bain Investor Majority Holders has been obtained. In addition, each party hereto and each holder of Shares subject hereto may waive any of its rights hereunder by an instrument in writing signed by such party or holder.

       12.3.  Automatic Partial Termination. The provisions of Sections 3, 4, 5,
              -----------------------------
6 and 7 of this Agreement shall terminate and be of no further force or effect at the termination times specified in such sections; provided, however, that no such termination shall relieve any Person of liability for any breach of such sections prior to such termination.

13.    CERTAIN FEES AND EXPENSES.

       13.1.  Certain Fees and Expenses. Pursuant to a Management Agreement
              -------------------------
dated on or about the date hereof (the "Management Agreement") between the Company and Bain Capital Partners V, L.P. ("BCP-V"), the Company shall pay to BCP-V fees and expenses on the terms and subject to the conditions of such Management Agreement.

14.    MISCELLANEOUS.

       14.1.  Authority; Effect. Each party hereto represents and warrants to
              -----------------
and agrees with each other party that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound. This Agreement does not, and shall not be construed to, give rise to the reaction of a partnership among any of the parties hereto, or to constitute any of such parties members of a joint venture or other association.

       14.2.  Notices. Notices and other communications provided for in this
              -------
Agreement shall be in writing and shall be effective (i) when one full day shall have elapsed (exclusive of Saturdays, Sundays and banking holidays in the City of Boston) from their deposit for overnight delivery with Federal Express or other bonded courier (charges prepaid), addressed to the party or parties sought to be charged with notice of the same at the respective addresses set forth or referred to below, subject to written notice of change of address given by any party to each other party, or (ii) if earlier, upon receipt.

       If to the Company, to it at:

            Physicians Quality Care, Inc.
            950 Winter Street, Suite 2410
            Waltham, MA 02154

            Attention:  President

            with a copy to:

            Bain Capital, Inc.
            Two Copley Place, 7th Floor
            Boston, Massachusetts 02116
            Attention:  Mr. Stephen G. Pagliuca

            If to the Bain Investors, to them at:

            c/o Bain Capital, Inc.
            Two Copley Place, 7th Floor
            Boston, Massachusetts 02116
            Attention:  Mr. Stephen G. Pagliuca

            with a copy to:

            Ropes & Gray
            One International Place
            Boston, Massachusetts 02110
            Attention:  Lauren I. Norton, Esq.

          If to a Stockholder other than a Bain Investor, to him or her at the address set forth in the stock record book of the Company.

       Notice to the holder of record of any shares of capital stock shall be deemed to be notice to the holder of such shares for all purposes hereof.

       14.3.  Binding Effect, etc. This Agreement constitutes the entire
              -------------------
agreement of the parties with respect to its subject matter, supersedes all prior or contemporaneous oral or written agreements or discussions with respect to such subject matter, and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns.

       14.4.  Descriptive Headings. The descriptive headings of this Agreement
              --------------------
are for convenience of reference only, are not to be considered a part hereof and shall not be construed to define or limit any of the terms or provisions hereof.

       14.5.  Counterparts. This Agreement may be executed in multiple
              ------------
counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument.

       14.6.  Severability. If in any judicial proceedings a court shall refuse
              ------------
to enforce any provision of this Agreement, then such unenforceable provision shall be deemed eliminated from this Agreement for the purpose of such proceedings to the extent necessary to permit the remaining provisions to be enforced. To the full extent, however, that the provisions of any applicable law may be waived, they are hereby waived to the end that this Agreement be deemed to be valid and binding agreement enforceable in accordance with its terms, and in the event that any provision hereof shall be found to be invalid or unenforceable, such provision shall be construed by limiting it so as to be valid and enforceable to the maximum extent consistent with and possible under applicable law.

       14.7.  Governing Law. Except to the extent that any provision of this
              -------------
Agreement is contrary to any mandatory provision of the General Corporation Law of the State of Delaware (in which case such mandatory statutory provision shall apply), this Agreement shall be governed by and construed in accordance with the domestic substantive laws of The Commonwealth of Massachusetts without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

       IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) under seal as of the date first above written.

THE COMPANY:                          PHYSICIANS QUALITY CARE, INC.


                                      By  /s/ Jerilyn Asher
                                          --------------------------------------
                                             Title

THE INITIAL BAIN INVESTORS:           BAIN CAPITAL FUND V, L.P.

                                      By     Bain Capital Partners V, L.P.,
                                             a Delaware limited partnership, its
                                             general partner

                                             By     Bain Capital Investors V,
                                                    Inc., its general partner


                                             By  /s/ Stephen Pagliuca
                                                 -------------------------------
                                                    Title:  Managing Director

                                      BAIN CAPITAL FUND V-B, L.P.

                                      By     Bain Capital Partners V, L.P.,
                                             a Delaware limited partnership, its
                                             general partner

                                             By     Bain Capital Investors V,
                                                    Inc., its general partner


                                             By  /s/ Stephen Pagliuca
                                                 -------------------------------
                                                    Title: Managing Director

                                      BCIP ASSOCIATES


                                      By  /s/ Stephen Pagliuca
                                          --------------------------------------
                                             Title:  a general partner

                                      BCIP TRUST ASSOCIATES, L.P.


                                      By  /s/ Stephen Pagliuca
                                          --------------------------------------
                                             Title:  a general partner


                  SIGNATURE PAGES FOR STOCKHOLDERS' AGREEMENT


/s/ Jerilyn Asher                           /s/ Chesapeake Osteoporosis Center, Inc.
------------------------------------------  ---------------------------------------------------
Jerilyn P. Asher                            Chesapeake Osteoporosis Center, Inc.


/s/ Jay N. Greenberg                         /s/ Gerald W. Faust
------------------------------------------   --------------------------------------------------
Jay N. Greenberg                             Gerald W. Faust, Ph.D


/s/ Barbara T. Faust                         /s/ Gerald W. Faust
------------------------------------------   --------------------------------------------------
Barbara T. Faust, Rollover IRA               Gerald W. Faust, Rollover IRA


/s/ Arlan Fuller, Jr.                        /s/ Shaukat Ashai
-------------------------------------------  --------------------------------------------------
Arlan Fuller, Jr.                            Shaukat Ashai, IRA


/s/ Marshall Bedine                          /s/ Eugene Boling
------------------------------------------   --------------------------------------------------
Marshall Bedine                              Eugene Boling


/s/ David Borenstein                         /s/ Michael Bourque
------------------------------------------   --------------------------------------------------
David Borenstein                             Michael Bourque


/s/ Sami Brahim                             /s/ KCB Services & Co.
-----------------------------------------   ---------------------------------------------------
Sami Brahim                                 KCB Services & Co.
                                            FBO Sami Brahim


/s/ Albert B. Briccetti                     /s/ Albert B. Briccetti
------------------------------------------  ---------------------------------------------------
Albert B. Bricett                           Beaver Medical Clinic 401(k)
                                            and Profit Sharing Plan for Albert B. Bricett

/s/ Torrey C. Brown                         /s/ Dennis Ginsberg
------------------------------------------  ---------------------------------------------------
Torrey C. Brown                             Dennis Ginsberg


/s/ David Hungerford                        /s/ Andrew Klipper
-----------------------------------------   ---------------------------------------------------
David Hungerford                            Andrew Klipper


/s/ Carl Lentz                              /s/ C. Douglas Lord
------------------------------------------  ---------------------------------------------------
Carl Lentz III                              C. Douglas Lord


/s/ Michael Mont                             /s/ James Jordan
------------------------------------------   --------------------------------------------------
Michael Mont                                 Retirement Accounts, Inc.
                                             FBO James Jordan


/s/ Michael P. Coppola, Partner              /s/ Thomas Zizic
------------------------------------------   --------------------------------------------------
SMA Enterprises                              Thomas Zizic


/s/ Thomas Zizic                             /s/ Thomas Zizic
-------------------------------------------  --------------------------------------------------
H.C. Associates                              Murray Electronics Assoc.


/s/ Thomas Zizic, trustee                    /s/ Thomas Zizic
------------------------------------------   --------------------------------------------------
T.Z. Assoc. Pension Trust                    Thomas Zizic Keough Plan


/s/ Thomas Zizic, trustee                    /s/ Kristine Zizic
------------------------------------------   ---------------------------------------------------
T.Z. Assoc. Profit Sharing Trust             Kristine Zizic


/s/ Lara Zizic                               /s/
------------------------------------------   ---------------------------------------------------
Lara Zizic                                   Arthritis Center of Northeast Ohio,
                                             Inc. Pension and Profit Sharing Plan

/s/ Vivia L. Chang                           /s/ Paul Chang
------------------------------------------   ---------------------------------------------------
Vivia L. Chang                               Paul Chang


/s/ Richard T. Chiroff, Trustee              /s/
------------------------------------------   ---------------------------------------------------
Richard T. Chiroff Living Trust              ESEN Associates XLVII

                                             /s/ H&D Investments II
/s/ Susan V. Fried                           By Paul P. Brountas, Partner
------------------------------------------   ---------------------------------------------------
Susan V. Fried                               H&D Investments II


/s/ Frank J. Mazzei, Jr.                     /s/
------------------------------------------   ---------------------------------------------------
Frank J. Mazzei, Jr.                         Therapy Management Corp.


/s/
------------------------------------------
Offshore Health Industries, Inc.

By  /s/ Sossi Aroyan
    -----------------------------------------
       Sossi Aroyan

By  /s/ Torrey Brown, M.D.
    -----------------------------------------
       Dr. Torrey Brown

By
    -----------------------------------------
       Faust Management Corporation

By  /s/ Robin Hunter
    -----------------------------------------
       Robin Hunter

By  /s/ Maria C. Johnson
    ----------------------------------------
       Maria Johnson

By  /s/ Kathleen Kaminski
    -----------------------------------------
       Kathleen Kaminski

By  /s/ Maria Kofakis
    -----------------------------------------
       Maria Kofakis

By  /s/ Susan M. Kyriakides
    -----------------------------------------
       Susan M. Kyriakides

By  /s/ Warren Kosterman
    -----------------------------------------
       Warren Kosterman

By  /s/ Amy Landry
    -----------------------------------------
       Amy Landry

By  /s/ Virginia Lyons de Neufville
    -----------------------------------------
       Virginia Lyons de Neufville

By  /s/ Mark Mazak
    -----------------------------------------
       Mark Mazak

By  /s/ Edward Morrissey
    -----------------------------------------
       Edward Morrissey

By  /s/ Charles Popkin
    -----------------------------------------
       Charles Popkin

By  /s/ Mariah Smith
    -----------------------------------------
       Mariah Smith

                             By  /s/ Anne Sullivan
                                 ----------------------------------------
                                    Anne Sullivan

                             By  /s/ James Souliotis
                                 ----------------------------------------
                                    James Souloitis

                             By
                                 ----------------------------------------
                                    Zurick, Davis & Co.

                             By  /s/ Charles Goheen
                                 ----------------------------------------
                                    Charles Goheen

                                                                      Schedule A
                                                                      ----------
                         Physicians Quality Care, Inc.

--------------------------------------------------------------------
                                                          Vested
                                                          through
                 Total Options  Type  Exercise Price      12/31/97
--------------------------------------------------------------------
C. Popkin              140,586  ISO        $0.01              93,724
--------------------------------------------------------------------
A. Sullivan            120,000  ISO        $0.01              80,000
--------------------------------------------------------------------
T. Brown                50,000  ISO        $0.01              25,000
--------------------------------------------------------------------
M. Mazak                50,000  ISO        $0.01              33,333
--------------------------------------------------------------------
T. Morrissey            50,000  ISO        $0.25              25,000
--------------------------------------------------------------------
M. Smith                50,000  ISO        $0.85              12,500
--------------------------------------------------------------------
R. Hunter               25,000  ISO        $0.85               6,250
--------------------------------------------------------------------
S. Kyriakides           20,000  ISO        $0.25              10,000
--------------------------------------------------------------------
G. Lyons                15,000  ISO        $0.25               7,500
--------------------------------------------------------------------
J. Soliotis             10,000  ISO        $0.25               5,000
--------------------------------------------------------------------
W. Kosterman             5,000  ISO        $0.25               2,500
--------------------------------------------------------------------
S. Aroyan                1,000  ISO        $0.25                 500
--------------------------------------------------------------------
M. Johnson               1,000  ISO        $0.25                 500
--------------------------------------------------------------------
K. Kaminski              1,000  ISO        $0.25                 500
--------------------------------------------------------------------
M. Kefakis               1,000  ISO        $0.85                 500
--------------------------------------------------------------------
A. Landry                  500  ISO        $0.85                 250
                       -------                               -------
--------------------------------------------------------------------
Total                  540,086                               303,057
                       =======                               =======
--------------------------------------------------------------------